UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2005

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

341 North Main Street, Troy, North Carolina	27371

(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Item 2.02 – Results of Operations and Financial Condition

          On January 28, 2005, the Registrant issued a news release to announce its earnings for the quarter-to-date and year-to-date periods ended December 31, 2004.  The news release is attached hereto as Exhibit 99(a) and is incorporated by reference.  The news release includes disclosure of net interest income on a tax-equivalent basis, which is a non-GAAP performance measure used by management in operating its business, which management believes provides investors with a more accurate picture of net interest income and net interest margins for comparative purposes.

As of December 31, 2004, the Company had 14,083,856 shares outstanding.

Item 9.01 – Financial Statements and Exhibits

(c)          Exhibits

Exhibit No.	Description

99(a)	Press release issued on January 28, 2005

Disclosures About Forward Looking Statements
          The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.  For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events.  The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST BANCORP

January 28, 2005	By:	/s/ JAMES H. GARNER

James H. Garner President and Chief Executive Officer